Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 20, 2024, by and between BioLineRx Ltd., a company organized under the laws of the State of Israel (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, severally and not jointly, securities of the Company as more fully described in this Agreement; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement, each representing fifteen (15) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a legal holiday in Israel or any day on which banking institutions in the State of New York or Israel are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof (or the second (2nd) Trading Day following the date hereof if (i) this Agreement is signed on a day that is not a Trading Day or after 4:00 p.m. (New York City time) and before midnight (New York City time) on a Trading Day; or (ii) the first (1st) Trading Day following the date hereof is a Friday or any other day on which commercial banks in Israel are closed).

“Commission” means the United States Securities and Exchange Commission.

“Company U.S. Counsel” means Greenberg Traurig P.A, with offices located at One Azrieli Center, Round Tower, 30th Floor, 132 Menachem Begin Rd., Tel Aviv 6701101, Israel.

“Company Israeli Counsel” means FISCHER (FBC & Co.), with offices located at 146 Menachem Begin Street, Tel Aviv 6492103, Israel.

“Deposit Agreement” means the Deposit Agreement, dated as of July 11, 2011, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares, ADSs, options, restricted share units or performance share units to employees, consultants, officers or directors of the Company pursuant to any equity compensation or share incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and any other securities exercisable or exchangeable for or convertible into ADSs or Ordinary Shares issued and outstanding on the date of this Agreement or securities issued in compliance with Section 4.16, provided in each case that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, (c) ADSs and/or Ordinary Shares pursuant to an “at-the-market” or “ATM” offering program, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(m).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“IIA” means the Israel Innovation Authority.

“IIA Notice” means the written notice to be submitted to the IIA with respect to the transactions under this Agreement, in accordance with the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 and the IIA’s regulations, which notice may be submitted to the IIA following the Closing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999 and the rules and regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968 and the rules and regulations promulgated thereunder.

“License Agreement” means the certain License Agreement dated as of November 20, 2024, by and between the Company and Ayrmid Pharma Ltd., a company organized under the laws of Ireland, a wholly-owned indirect subsidiary of Ayrmid Holdings Ltd.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction.

“Lock-Up Period” shall have the meaning ascribed to such term in Section 4.15.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ee).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(dd).

“Ordinary Share(s)” means the ordinary shares of the Company, par value NIS 0.10 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Ordinary Warrants” means, collectively, the ADS purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iii) hereof, which Ordinary Warrants shall be exercisable immediately upon issuance and have a term equal to four (4) years, in the form of Exhibit A-1 attached hereto.

“Per ADS Purchase Price” equals $0.5464, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of ADSs and/or the Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means, collectively, the pre-funded ADS purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a)(iv) hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit A-2 attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final base prospectus filed pursuant to the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such base prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such Prospectus Supplement, that is filed with the Commission and delivered by the Company to each Purchaser at or prior to the Closing.

“Registration Statement” means the effective registration statement on Form F-3, filed with the Commission (File No. 333-276323), which registers the sale of the ADSs, Warrants and Warrant Shares to the Purchasers, including all information, documents and exhibits filed with or incorporated by reference into such registration statement.

“Record Keeping Laws” has the meaning ascribed to such term in Section 3.1(ee).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the ADSs issued or issuable to the Purchasers pursuant to this Agreement, the Ordinary Shares represented by the ADSs, the Warrants, the Warrant ADSs and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing of ADSs and/or Ordinary Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for ADSs and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“TASE” means the Tel Aviv Stock Exchange Ltd.

“Trading Day” means a day on which the principal Trading Market for the ADSs is open for trading.

“Trading Market” means the Nasdaq Capital Market (or any successor thereof), TASE (or any successor thereof) or any other markets or exchanges on which the ADSs or the Ordinary Shares, as applicable, are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules hereto and thereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant ADSs” means the ADSs issuable upon exercise of the Warrants.

“Warrant Shares” means the Ordinary Shares represented by the Warrant ADSs issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Ordinary Warrants and the Pre-Funded Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, the number of ADSs and Ordinary Warrants as calculated pursuant to Section 2.2(a); provided, however, that to the extent that the Purchasers (together with each Purchaser’s Affiliates, and any Person acting as a group together with each Purchaser or any of each Purchaser’s Affiliates and any other Person(s) whose beneficial ownership of ADSs or Ordinary Shares would be aggregated with each Purchaser or any of each Purchaser’s Affiliates for the purposes of determination of beneficial ownership pursuant to Section 13(d) and Rule 13d-3 of the Exchange Act) would, in the aggregate, beneficially own (calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of the Beneficial Ownership Limitation, as determined by the Purchasers, or as the Purchasers may otherwise choose, in lieu of purchasing ADSs, the Purchasers shall purchase Pre-Funded Warrants for some or all of the ADSs in such manner to result in the same aggregate Subscription Amount being paid by the Purchasers to the Company on the Closing Date (minus each Purchaser’s aggregate exercise price under each Purchaser’s Pre-Funded Warrants, which amount shall be paid as and when such Pre-Funded Warrants are exercised). The “Beneficial Ownership Limitation” shall be 4.9% of the share capital of the Company issued and outstanding immediately after giving effect to the issuance of the Securities on the Closing Date.  The Company shall deliver (or instruct the Depositary to deliver, as applicable) to the Purchasers the ADSs and Warrants being purchased by the Purchasers hereunder, all as determined pursuant to Section 2.2(a), and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)          subject to Section 2.1, a copy of the irrevocable instructions to the Depositary instructing the Depositary to deliver on an expedited basis via The Depository Trust Company (“DTC”) Deposit or Withdrawal at Custodian system (“DWAC”) ADSs equal to such Purchaser’s Subscription Amount divided by the Per ADS Purchase Price (minus the number of ADSs issuable upon exercise of such Purchaser’s Pre-Funded Warrant, if applicable), registered in the name of such Purchaser or such DTC Participant as shall be specified by such Purchaser for such Purchaser’s account;

(iii)          an Ordinary Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to 50% of the aggregate number of the ADSs issued to such Purchaser and ADSs issuable upon exercise of such Purchaser’s Pre-Funded Warrant, if applicable, being purchased by such Purchaser on the Closing Date, with an exercise price equal to $0.59 per ADS, subject to adjustment therein;

(iv)          if applicable, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to the portion of such Purchaser’s Subscription Amount applicable to the Pre-Funded Warrant divided by the Per ADS Purchase Price, with an exercise price equal to $0.0001, subject to adjustment therein;

(v)          with respect to Purchasers, the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(vi)          a legal opinion of Company U.S. Counsel and Company Israeli Counsel, each addressed to such Purchaser and each in form and substance reasonably acceptable to such Purchaser; and

(vii)          a certificate, dated as of the Closing Date and signed on the Company’s behalf by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect that the conditions set forth in Sections 2.3(b)(i), 2.3(b)(ii) and 2.3(b)(v) are satisfied.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)          such Purchaser’s Subscription Amount (minus, if applicable, such Purchaser’s aggregate exercise price under the Pre-Funded Warrant, which amount shall be paid as and when such Pre-Funded Warrant is exercised), by wire transfer to the bank account of the Company, the details of which bank account the Company shall have communicated to such Purchaser in writing at least two (2) Business Days prior to the Closing Date; and

(iii)          a certificate, dated as of the Closing Date and signed by such Purchaser, to the effect that the conditions set forth in Sections 2.3(a)(i) and 2.3(a)(ii) are satisfied with respect to such Purchaser.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met, any and all of which may be waived in whole or in part (in writing) by the Company, to the extent permitted by applicable law:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless such representations and warranties are as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)          all obligations, covenants and agreements of each Purchaser required to be performed hereunder at or prior to the Closing Date shall have been performed in all material respects; and

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met, any and all of which may be waived in whole or in part (in writing) by the Company, to the extent permitted by applicable law:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representations and warranties are as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)          all obligations, covenants and agreements of the Company required to be performed hereunder at or prior to the Closing Date shall have been performed in all material respects;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          the written approval of the TASE for the listing of the Ordinary Shares comprising any portion of the Securities for trade on the TASE;

(v)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)          from the date hereof to the Closing Date, trading in the ADSs shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material escalation of hostilities, or other national or international calamity, of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.4          Non-Circumvention; Further Assurance. Each of the Company and each Purchaser hereby covenants and agrees that it will not, directly or indirectly, seek to avoid the observance or performance of any of the terms of this Agreement or circumvent the transactions contemplated hereby. Each of the Company and each Purchaser shall execute such additional documents and do, or cause to be done, such acts and all things necessary or appropriate as the other party may reasonably require to carry out and perform the intent and purposes of the Transaction Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants as of the date hereof and as of the Closing Date to each of the Purchasers as follows:

(a)          Organization and Qualification.  The Company and any Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective memorandum or articles of association, certificate of incorporation, bylaws or other organizational or charter documents.  Each of the Company and any Subsidiary is duly qualified to conduct business and is in good standing (if applicable in such jurisdiction) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and any Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or any committee thereof or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the “Enforceability Exceptions”).

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s memorandum or articles of association, certificate of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation (including that the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities, assuming that the Purchasers are located outside, and are not residents of, the State of Israel), order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including Israeli or U.S. federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (including that the Company is not required to publish a prospectus in the State of Israel under the laws of the State of Israel with respect to the offer or sale of the Securities, assuming that the Purchasers are located outside, and are not residents of, the State of Israel) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the ADSs and ADSs underlying the Warrants for trading thereon in the time and manner required thereby, to the extent applicable, (iv) the approval of the TASE for the listing of the Ordinary Shares comprising any portion of the Securities for trade on the TASE; (v) the submission to the IIA of the IIA Notice, which notice may be submitted to the IIA following the Closing, to the extent required, (vi) filings with the Israeli Registrar of Companies, if required; and (vii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities; Registration.  The Securities (other than the Warrants and the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrants are duly authorized and, when issued in accordance with this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be free and clear of all Liens imposed by the Company. The Warrant Shares are duly authorized and, when issued in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized share capital the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity in all material respects with the requirements of the Securities Act, which became effective on January 5, 2024 (the “Effective Date”), including the Prospectus. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (File No. 333-175360) for registration under the Securities Act (the “ADS Registration Statement”) and supplements thereto as may have been required to the date of this Agreement.  The Registration Statement and the ADS Registration Statement are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b).  At the time the Registration Statement, the ADS Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act.

(g)          Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g) of the Disclosure Schedules. Except as set forth on Schedule 3.1(g), the Company has not issued any share capital since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of share options and vesting of restricted share units and performance share units under the Company’s share option and incentive plans, the award of options, restricted share units and performance share units under the Company’s share option and incentive plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee share purchase plans or changes in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Ordinary Shares outstanding as of the date of the most recently filed periodic report under the Exchange Act and the issuance of ADSs under the Company’s “at-the-market” equity offering program. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share Equivalents or share capital of any Subsidiary. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue ADSs or Ordinary Shares or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or any committee thereof is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)          SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i) of the Disclosure Schedules, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its share capital, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option and incentive plans. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i) of the Disclosure Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)          Litigation.  Except as set forth in the SEC Reports, there is no action, suit, notice of violation, proceeding, or, to the knowledge of the Company, inquiry or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”).  None of the Actions set forth in the SEC Reports, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents to which the Company is a party or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.  Except as set forth in the SEC Reports or as set forth on Schedule 3.1(j) of the Disclosure Schedules, neither the Company nor any Subsidiary, nor any director or officer thereof in such capacity, is or has been the subject of any Action involving a claim of violation of or liability under Israeli, U.S. federal or state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in such capacity. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and, to the knowledge of the Company, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, as applicable, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product currently being developed or marketed by the Company, including the Company’s product APHEXDA®. The FDA has not expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company which would have a Material Adverse Effect.

(n)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Israeli, U.S. federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)          Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of Israeli, U.S. federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.

(p)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as currently conducted as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received, since the date of the latest financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(r)          Environmental Matters. (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding, or, to the knowledge of the Company, investigation or review is pending or, to the knowledge of the Company, threatened by any Person against the Company and no penalty has been imposed on the Company with respect to any matters relating to or arising out of any Environmental Law except such as would not have a Material Adverse Effect; and (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and are in compliance with all terms and conditions of any such permit, license or approval, except in each case as would not have a Material Adverse Effect. For purposes of this Agreement, the term “Environmental Laws” means applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to pollution or protection of human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any applicable Environmental Law including, but not limited to, petroleum, asbestos, or polychlorinated biphenyls.

(s)          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including option, restricted share unit, performance share unit and other equity-based compensation agreements under any share option or incentive plan or equity compensation plan of the Company.

(t)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(u)          Certain Fees.  Except as set forth on Schedule 3.1(u) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  Other than persons engaged by the Purchasers (if any), the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(v)          Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Israeli, United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with IFRS and (iii) has set aside on its books in accordance with IFRS provision reasonably adequate for the payment of all material taxes that have been established by the Company. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(w)          Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)          Application of Takeover Protections. The Company and the Board of Directors (and any committee thereof) have taken all necessary action, if any, in order to render inapplicable, subject to and to the extent permitted under applicable law, any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of its incorporation or formation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the License Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company or any Subsidiary in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others other than to the Company or any of its Subsidiaries, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)          Accountants. The Company’s independent registered public accounting firm is Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s annual report for the fiscal year ending December 31, 2024.

(bb)          Listing and Maintenance Requirements. The ADSs and Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs or Ordinary Shares under the Exchange Act or terminating the trading of the Ordinary Shares on the TASE nor has the Company received any notification that the Commission or the TASE is contemplating terminating such registration or trading (as applicable). Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the ADSs or Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through The Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer.

(cc)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA.

(dd)          Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee)          Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including (without limitation) those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, “Record Keeping Laws”), and applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ff)          Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(gg)          No Integration. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or their behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(hh)          Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

(ii)          Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that, except as set forth in Sections 4.13 and 4.15: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by each Purchaser, specifically including Short Sales or “derivative” transactions, before or after the closing of this transaction or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) each Purchaser, and counter-parties in “derivative” transactions to which each such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares or the ADSs, and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, subject to Sections 4.13 and 4.15: (y) the Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including during the periods that the value of the Warrant ADSs deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities, provided they are in compliance with Sections 4.13 and 4.15, do not constitute a breach of any of the Transaction Documents.

(jj)          Cybersecurity. (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (x) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.

(kk)          U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon either Purchaser’s reasonable request.

(ll)          Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(mm)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows:

(a)          Organization; Authority. Such Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b)          Understandings or Arrangements.  Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws, subject to Section 4.15). Such Purchaser understands that no action has or will be taken in Israel that would permit the offering of the Securities or the distribution of any prospectus or other offering document to the public in Israel, and that the Securities were and are issued in Israel pursuant to an exemption from the prospectus requirements under the Israeli Securities Law and are therefore subject to the resale restrictions under the Israeli Securities Law.

(c)          Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be:

(i)
either (1) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act; or (2) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(ii)
located outside the State of Israel and (a) not a resident of the State of Israel, (b) has not engaged in or directed any unsolicited offers to purchase Securities in the State of Israel, (c) has purchased, or will be purchasing, as the case may be, the Securities for its own account and not for the account or benefit of any resident of the State of Israel, and (d) has not pre-arranged any sale with a purchaser in the State of Israel.

(d)          Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the time of the execution of this Agreement, is able to afford a complete loss of such investment.

(e)          Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of September 6, 2024, which is the time that such Purchaser first received a written term sheet from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution of this Agreement.  Other than to such Purchaser’s representatives, including, without limitation, its officers, directors, shareholders, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction contemplated by this Agreement (including the existence and terms of this Agreement and the other Transaction Documents).

(g)          Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect any Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties of the Company contained in any other Transaction Document or any other document or instrument executed and/or delivered by the Company in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Legends; Warrant Shares.  The ADSs and the Warrants shall be issued free of all restrictive legends. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if a Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant ADSs or Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2          Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in the event the Company consummates a merger or acquisition transaction approved by the Board of Directors of the Company that results in the Company not being subject to such reporting requirements.

4.3          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless such shareholder approval is obtained before the closing of such subsequent transaction.

4.4          Securities Laws Disclosure; Publicity.  The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby and by the License Agreement, (b) by the Disclosure Time, furnish a Report of Foreign Private Issuer on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission, and (c) file the required immediate report on TASE within the time period required for such filing.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates (other than Ayrmid Holdings Ltd. and its subsidiaries) on the other hand, shall terminate.  Notwithstanding any provision hereunder or in the other Transaction Documents, neither the Company nor any Purchaser shall issue or permit to be issued any press release or otherwise make any such public statement with respect to the transactions or agreements contemplated hereunder and by the other Transaction Documents and the License Agreement or the subject matter thereof without the prior written consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers, with respect to any press release of the Company, except as required in compliance with applicable laws or regulations, including the rules and regulations of the Commission, or applicable rules and requirements of the Trading Market, in the event of which the disclosing party shall provide the other party with prior notice of such disclosure or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the License Agreement, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file the material terms of such notice (including all such material, non-public information provided in such notice) with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7          Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder in the manner described in the Prospectus Supplement and shall not use such proceeds in violation of FCPA or OFAC regulations.

4.8          Listing of Shares.  The Company hereby agrees to use commercially reasonable best efforts to maintain the listing or quotation of the ADSs on each Trading Market on which each is currently listed, and concurrently with the Closing, the Company, to the extent required by the applicable Trading Market, shall apply to list or quote all of the ADSs and/or Warrant Shares on each Trading Market on which it is currently listed and promptly secure the listing of all of the ADSs and/or Warrant Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Ordinary Shares and/or ADSs traded on any other Trading Market, it will then include in such application all of the ADSs and Warrant Shares, and will take such other action as is necessary to cause all of the ADSs and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its ADSs and Ordinary Shares on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company agrees to use commercially reasonable efforts to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.9          Confidentiality. The Purchasers covenant that until the Disclosure Time, the Purchasers will maintain the confidentiality of the existence and terms of the transactions contemplated by the Transaction Documents and the License Agreement and the information included in the Disclosure Schedules.

4.10          Indemnification of Purchasers.  Subject to the limitations set forth in this Section 4.10, the Company shall indemnify and hold harmless each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) from and against any and all losses, costs, damages, liabilities, obligations, fines, deficiencies, claims, contingencies and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Damages”) that any such Indemnified Party may suffer or incur as a result of, in connection with or arising out of, (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against an Indemnified Party in any capacity, or any of its Affiliates, by any shareholder of the Company who is not an Affiliate of such Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a breach of such Purchasers’ representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchasers may have with any such shareholder or any conduct by such Purchaser which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against any Indemnified Party; provided, however, that such indemnification shall not cover any Damages to the extent it is finally judicially determined to be attributable to such Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in any Transaction Document or any conduct by such Indemnified Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct. In the event an Indemnified Party has a claim against the Company under this Section 4.10, such Indemnified Party shall deliver written notice of such claim (which claim shall be described with reasonable specificity in such notice) with reasonable promptness to the Company. The failure by such an Indemnified Party to so notify the Company shall not relieve the Company of any liability which it may have, except to the extent that the Company demonstrates that it has been actually prejudiced by such failure.  Except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense of any such claim with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the actual and documented fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that: (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel to the applicable Indemnified Party, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Party under this Agreement: (1) for any settlement by an Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement or in the other Transaction Documents or the fraud, gross negligence or willful misconduct of such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided that, if any Indemnified Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.10, such Indemnified Party shall promptly reimburse the Company for any payments that are advanced pursuant to this provision. The indemnity agreements contained in this Section 4.10 shall be in addition to any cause of action or similar right of any Indemnified Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11          Reservation of Ordinary Shares.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times prior to the Closing Date, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue the Securities pursuant to this Agreement.

4.12          Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.13          Standstill.  Each Purchaser covenants that, from the date hereof until the date twelve (12) months after the date hereof, such Purchaser, together with any other co-managed funds (collectively with the Purchaser, the “Purchaser Related Funds”), shall not (and shall cause its and their respective representatives acting at its and their respective behalf not to), in any manner acting alone or in concert with others, directly or indirectly, without the prior written consent of the Company, (x) except in accordance with Section 4.16 hereof, acquire or make any proposal to acquire, directly or indirectly, by means of purchase, merger, business combination, tender offer, exchange offer or in any other manner, record or beneficial ownership of any securities of the Company or direct or indirect rights to acquire any securities of the Company or acquire any right to vote or direct the voting of any securities of the Company, in each case in excess of 9.9% of the Company’s issued and outstanding Ordinary Shares, or acquire any assets of the Company or seek to control or influence, in any manner, the management, Board of Directors or policies of the Company, (y) form, join or in any way participate in a “group” (within the meaning of Rule 13d-5 under the Exchange Act) with respect to the beneficial ownership of any voting securities of the Company having beneficial ownership in excess of 9.9% of the Company’s issued and outstanding Ordinary Shares or make, or in any way participate in, any solicitation of proxies or consents (whether or not relating to the election or removal of directors) with respect to any securities of the Company or (z) have any discussions or enter into any arrangements (whether written or oral) with, or advise, assist or encourage any other Persons in connection with any of the foregoing; provided, however, that this Section 4.13 shall not apply to the following: (a) any acquisitions of securities of the Company pursuant to the Transaction Documents (including in accordance with Section 4.16) or pursuant to the terms of any securities acquired pursuant to the Transaction Documents, (b) any acquisitions of Ordinary Shares or ADSs as a result of the deposit or withdrawal of securities under the Deposit Agreement, (c) subject to Section 4.15 and applicable law, any actions (including acquisitions of securities of the Company or any derivative securities or borrowing, locating or acquiring securities of the Company for purposes of conducing or covering any Short Sale) as part of any hedging activities undertaken by any Purchaser Related Fund, and (d) any actions undertaken by any portfolio company of any Purchaser Related Fund or any company in which any Purchaser Related Fund has an equity or other investment, provided that any such actions have not been made as part of a scheme or arrangement in order to avoid, or seek to avoid, the observance of this Section 4.13.

4.14          Voting Agreement.  Each Purchaser covenants that, from the date hereof until the date twelve (12) months after the date hereof, at any time when the Purchaser Related Funds beneficially own, in the aggregate, at least 5.0% of the Company’s issued and outstanding Ordinary Shares (including Ordinary Shares represented by outstanding ADSs), such Purchaser shall vote, or cause to be voted, in person or by proxy, and in the case of ADSs, shall instruct the Depositary to exercise the voting rights of such Purchaser with respect to, all securities of the Company held by such Purchaser, beneficially or of record, at any and all Company shareholders’ meetings (including at any adjournment or adjournments thereof) in accordance with the voting recommendations of the Board of Directors; provided that (a) nothing in this Section 4.14 shall require any Purchaser to exercise any Warrant and (b) this Section 4.14 shall not apply to any vote with respect to a proposed (a) merger, consolidation, or other business combination involving the Company or its Subsidiaries, (b) sale by the Company or any of its Subsidiaries of all or substantially all of the Company’s consolidated assets, (c) any recapitalization, liquidation, winding-up, or dissolution of, or filing of a voluntary bankruptcy petition by, the Company or any of its Subsidiaries or (d) any amendment to the governing documents of the Company that, in the reasonable judgment of such Purchaser, would materially diminish shareholder rights.

4.15          Lock-Up.  Each Purchaser covenants that during the Lock-Up Period, such Purchaser shall not (and shall cause its representatives acting at and on its behalf not to), in any manner acting alone or in concert with others, directly or indirectly, without the prior written consent of the Company, sell, assign, pledge, hypothecate, lend or otherwise transfer or dispose of (or enter into any contract or other obligation regarding the future sale, assignment, pledge, loan, transfer or other disposition of) the Securities or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities (each, a “Transfer”), other than (i) a Transfer (or series of Transfers) of up to, in the aggregate, 80% of the aggregate number of ADSs acquired by such Purchaser at the Closing and ADSs that may be issued upon exercise of the Pre-Funded Warrants acquired by such Purchaser at the Closing, (ii) a Transfer (or series of Transfers) of any ADSs that may be issued upon exercise of the Ordinary Warrants acquired by such Purchaser at the Closing, (iii) a Transfer of any securities of the Company in response to a tender or exchange offer by any Person or as part of any merger, amalgamation, consolidation, scheme of arrangement or other similar transaction, (iv) a Transfer by operation of law or by an order of a court or regulatory agency, (v) any exercise of the Warrants, (vi) any transfers to such Purchaser’s direct or indirect Affiliates or to an investment fund or other entity that controls or manages, is controlled by, or is under common control with, such Purchaser (provided that such transferee agrees in writing to be bound to the same extent as such Purchaser by the provisions of this Section 4.15 for the remainder of the Lock-Up Period), or (vii) any pledges or security interests created by a Purchaser in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker. For purposes of this Agreement, the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the earlier of (A) the date that is ninety (90) days following the Closing Date and (B) the earliest date on which the closing price per ADS on the principal Trading Market for the ADSs equals or exceeds $0.6557 (subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of ADSs and/or the Ordinary Shares (including any change in the number of Ordinary Shares represented by an ADS) that occur after the date of this Agreement) for any five (5) Trading Days within any ten (10) consecutive Trading Day period commencing on or after the Closing Date.

4.16          Participation in Future Financings.

(a)          From the Closing Date until the date that is six (6) months after the Closing Date, upon any issuance by the Company or its Subsidiaries of ADSs, Ordinary Shares, Ordinary Share Equivalents or a combination thereof, for cash consideration, for the purpose of raising capital (a “Subsequent Financing”), each Purchaser shall have the right to participate in such issuance up to its Pro Rata Portion (as defined below) on the same terms, conditions and price provided for in the Subsequent Financing, on the terms and conditions set forth herein.

(b)          At least one (1) full Trading Day (or, in the case of an Overnight Offering (as defined below), between the time period of 4:00 p.m. (New York City time) and 4:30 p.m. (New York City time) on the Trading Day) immediately prior to the Trading Day of the expected announcement of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice to the Purchaser’s compliance department at the email address on the Purchaser’s signature page hereto of its intention to effect a Subsequent Financing (the “Subsequent Financing Notice”), which shall describe in reasonable detail the indicative terms of such proposed Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment (to the extent available). The Purchaser hereby acknowledges that any information included in the Subsequent Financing Notice may constitute material non-public information, and each Purchaser shall be deemed to have consented to the receipt of such information and hereby agrees with the Company to keep such information confidential and that it shall not trade on the basis of, such material, non-public information and shall not effect any transactions in the securities of the Company until the Company shall disclose such material non-public information.  Notwithstanding the foregoing, to the extent actually known to the Company and reasonably practicable, the Company shall deliver to each Purchaser an initial written notice of the Company’s intention to effect a Subsequent Financing at such earlier date as is reasonably practicable, not to exceed three (3) Trading Days prior to the Trading Day of the expected announcement of the Subsequent Financing, provided that such notice may not include all details required to be included in, or documents required to be delivered with, a Subsequent Financing Notice and shall include only those details reasonably available to the Company at such time.

(c)          Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:00 p.m. (New York City time) (or 2:00 a.m. (New York City time) in the case of an Overnight Offering) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the Purchasers (the “Notice Termination Time”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation up to the Pro Rata Portion, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice, and, to the extent required to be executed by all persons participating in such Subsequent Financing, agreeing to execute and deliver any lock-up or similar agreement as may be reasonably requested by the Company, the underwriter or placement agent in connection with the Subsequent Financing. If the Company receives no such notice from a Purchaser as of such Notice Termination Time, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d)          For purposes of this Agreement, the following terms shall have the following meanings: (1) “Overnight Offering” means any Subsequent Financing that is priced after the close of trading on a Trading Day and first publicly announced before the open of trading on the immediately succeeding Trading Day; and (2) “Pro Rata Portion” means the ratio of (y) the aggregate number of ADSs and ADSs that may be issued upon exercise of Pre-Funded Warrants (if applicable) held by the Purchaser on the date of the Subsequent Financing Notice (without limitation on exercise as a result of any limitation on beneficial ownership of ADSs or Ordinary Shares contained in such Pre-Funded Warrants), and (z) the aggregate number of ADSs of the Company issued and outstanding on the date of the Subsequent Financing Notice and the ADSs that may be issued upon exercise of Pre-Funded Warrants (if applicable and without limitation on exercise as a result of any limitation on beneficial ownership of ADSs or Ordinary Shares contained in such Pre-Funded Warrants) held by such Purchaser on the date of the Subsequent Financing Notice.

(e)          Notwithstanding the foregoing, (i) this Section 4.16 shall not apply in respect of an Exempt Issuance and (ii) any Purchaser may deliver written notice to the Company at any time requesting that such Purchaser not receive notice from the Company of any Subsequent Financing, in which case the Company shall not provide any Subsequent Financing Notice to such Purchaser and may proceed with any Subsequent Financing without providing any Subsequent Financing Notice to such Purchaser, provided that such Purchaser may reject its notice opting out of receiving notices regarding Subsequent Financings at any time by delivering an updated written notice to the Company.

ARTICLE V.
MISCELLANEOUS

5.1          Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, or the Company, in each case, by written notice to the other parties, if the Closing has not been consummated on or before 5:00 p.m. (New York City time) on the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties), subject to the terms and conditions of this Agreement.  Without prejudice to any other rights or remedies that the parties may have pursuant to this Agreement or under applicable law (subject to the terms hereof), the parties acknowledge and agree that after the Closing, none of the parties shall be entitled to cancel, rescind or otherwise terminate this Agreement without the written consent of the other parties hereto.

5.2          Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by any Purchaser), stamp taxes and other similar documentary taxes and duties levied in connection with the delivery of any Securities to any Purchaser.

5.3          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file the material terms of such notice (including all such material, non-public information provided in such notice) with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K.

5.5          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers which purchased at least 50.1% in interest of the ADSs and Pre-Funded Warrants based on the initial Subscription Amounts hereunder (or, prior to the Closing, the Company and each Purchaser), in the case of a waiver, by the party waiving compliance, provided that if any modification, supplement or amendment disproportionately and adversely impacts a Purchaser (or multiple Purchasers), the consent of such disproportionately impacted Purchaser (or at least 50.1% in interest of such multiple Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld, conditioned, or delayed, except that the Company may, without such consent, assign this Agreement and the rights, obligations and interests of the Company, in whole or in part, to any successor corporation resulting from any merger or consolidation of the Company with or into such corporation.  Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such assignment or transfer is in accordance with the terms and conditions of this Agreement (including, without limitation, Section 4.15 hereof) and applicable law and provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers, and provided further that in no event shall the participation right under Section 4.16 hereof be assigned with the transfer or assignment of any Securities to any Person.

5.8          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced or waived by, any other Person.

5.9          Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10 the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10          Survival. The representations and warranties contained herein shall survive for the applicable statute of limitations.

5.11          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12          Replacement of Securities.  If any certificate or other instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13          Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.16          Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17          Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.18          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices, ADSs, and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the ADSs and Ordinary Shares that occur after the date of this Agreement.

5.19          Language.  Notwithstanding anything express or implied to the contrary herein, this Agreement shall be governed and construed exclusively in the English language and all dispute resolution procedures shall be in English.

5.20          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.21          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY RELATED TO THE TRANSACTION DOCUMENTS, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOLINERX LTD.		Address for Notice:
Modi’in Technology Park 2 HaMa’ayan Street Modi’in, 7177871, Israel
By:		Attention: Chief Executive Officer
	Name: Philip Serlin	E-mail:
Title: Chief Executive Officer
With a copy to (which shall not constitute notice): General Counsel BioLineRx Ltd. Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:
         Name:
         Title:

Address for Notice:

Official Address (No Mail Please):

Correspondence Address:

Subscription Amount:

ADSs:

Pre-Funded Warrants:

Ordinary Warrants:

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]